As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JUNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-3656275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(206) 582-1600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hans E. Bishop

President and Chief Executive Officer

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(206) 582-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 (206) 883-2500	Bernard J. Cassidy Zachary D. Hale Office of the General Counsel 307 Westlake Avenue North, Suite 300 Seattle, Washington 98109 (206) 582-1600	B. Shayne Kennedy Brian Cuneo Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-200293)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	2,038,854	$24.00	$48,932,496	$5,686

(1)	Represents only the additional number of shares being registered and includes an additional 265,937 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities, the offer and sale of which the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-200293), as amended (the “Earlier Registration Statement”).
(2)	The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on December 18, 2014. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $48,932,496 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Juno Therapeutics, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-200293), which we originally filed on November 17, 2014, or the Earlier Registration Statement, and which the SEC declared effective on December 18, 2014.

We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share, offered by us by 2,038,854 shares, 265,937 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares of common stock that are being registered for issuance and sale pursuant to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement. The information set forth in the Earlier Registration Statement is incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 18, 2014.

JUNO THERAPEUTICS, INC.

By:	/s/ Hans E. Bishop
Hans E. Bishop
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hans E. Bishop	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2014
HANS E. BISHOP

/s/ Steven D. Harr	Chief Financial Officer and Head of Corporate Development (Principal Accounting and Financial Officer)	December 18, 2014
STEVEN D. HARR

*	Chairman of the Board	December 18, 2014
HOWARD H. PIEN

*	Director	December 18, 2014
HAL V. BARRON

*	Director	December 18, 2014
ANTHONY B. EVNIN

*	Director	December 18, 2014
RICHARD KLAUSNER

*	Director	December 18, 2014
ROBERT T. NELSEN

*	Director	December 18, 2014
MARC TESSIER-LAVIGNE

*	Director	December 18, 2014
MARY AGNES WILDEROTTER

*By:	/s/ Hans E. Bishop
HANS E. BISHOP
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-1 (File No. 333-200293))

24.2	Power of Attorney for Mary Agnes Wilderotter (incorporated by reference to Exhibit 24.2 of Registration Statement on Form S-1 (File No. 333-200293))